                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


Contacts:         Norman Black, Public Relations
                  404-828-7593
                  Teresa Finley, Investor Relations
                  404-828-7359



                              UPS EARNINGS JUMP 23%
                              ON 18% REVENUE GROWTH


         ATLANTA, Oct. 20, 2005 - Led by strong worldwide gains in package volume and the expansion of its supply chain and freight business, UPS (NYSE:UPS) today reported a 17.9% increase in revenue and an adjusted 22.9% increase in diluted earnings per share.

         For the three months ended Sept. 30, 2005, earnings per diluted share were $0.86 compared to the $0.78 reported in the prior year. Adjusting for a tax credit that positively impacted earnings in 2004's third quarter, diluted earnings per share rose 22.9%, up from $0.70 a year ago.

         "This has been a great quarter of growth for UPS," said Mike Eskew, UPS chairman and CEO. "We have tremendous momentum right now in the U.S. and around the world and we see it continuing."

         Consolidated revenue for the period climbed to $10.55 billion, up from the $8.95 billion reported in the prior-year period. Consolidated operating profit jumped 19.1% to $1.5 billion, while net income totaled $953 million. Global average daily package volume increased by 4.7% -- or 644,000 additional packages per day -- to 14.3 million.

         In the U.S., a 4% gain in average daily volume exceeded economic growth rates. This volume gain was paced by a 6.1% increase in Next Day Air(R) packages. Average daily ground package volume rose 3.6%. Outside the United States, total average daily package volume rose 11.2% to 1.5 million a day, paced by double-digit gains in Europe and Asia.



                                    - more -

2-2-2

         Highlights by segment for the third quarter included:

         - U.S. domestic package revenue grew 6.9% during the period to $7.03 billion. All products experienced volume growth. Operating profit rose 18% to $1.11 billion. Pricing remained firm.

         - International package revenue increased 14.5% to $1.92 billion. Operating profit climbed 19.5% to $318 million. Export volume grew 12.5%, led by Asia export volume gains of 26%. China again drove Asia with export volume rising 34%.

         - Revenue for the supply chain and freight segment jumped 130% to $1.6 billion, reflecting the positive impacts of both the Menlo Worldwide Forwarding and Overnite acquisitions. Operating profit climbed 37.3% to $70 million.

         The strong financial performance capped a quarter of service expansion and acquisition activity. On the international front, UPS became a sponsor of the 2008 Olympics in Beijing and acquired LYNX Express Ltd. in the UK. In the U.S., the company closed its acquisition of Overnite, while UPS Supply Chain Solutions opened a new healthcare logistics facility in Louisville and a new distribution center campus in southern California. The company also announced significant enhancements to its UPS Trade Direct SM service to provide visibility for freight movements as well as for small packages.

         For the full year, Chief Financial Officer Scott Davis said UPS should meet its expectation of an 18-to-20% increase in diluted earnings per share compared to the adjusted $2.90 reported in 2004. (The 2004 diluted earnings per share on a GAAP basis were $2.93.)

         For 2006, Davis said UPS expects an increase in diluted earnings per share of 11-to-16% on top of this year's anticipated very strong performance. The global small package business should remain strong, he continued, resulting in exceptional operating profit in both the domestic and international segments. UPS also expects to see steady improvement in its supply chain and freight services business, Davis added.

         "Our guidance for 2006, following an excellent performance in 2005, demonstrates our confidence in the soundness of our business strategy and our ability to execute," the CFO added.

         UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.

                                      # # #

EDITOR'S NOTE: UPS CFO Scott Davis will discuss third quarter results with investors and analysts during a conference call later today at 10:00 a.m. EDT. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."

         We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plan.

         In the third quarter of 2004, we recorded a $99 million reduction in income tax expense due to the resolution of various tax matters. We presented 2004 net income and earnings per share excluding the impact of this item as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the tax benefits were unique and, as resolved, we believe they have no bearing on future anticipated tax expense.

         Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - THIRD QUARTER
                                  (UNAUDITED)


                                                     THREE MONTHS ENDED
                                                        SEPTEMBER 30,                     CHANGE
                                                --------------------------------------------------------
                                                    2005            2004              $             %
                                                --------------------------------------------------------
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                           $  7,033        $  6,581        $    452          6.9%
  International package                              1,918           1,675             243         14.5%
  Supply chain and freight                           1,599             696             903        129.7%
                                                 -----------------------------------------
  Total revenue                                     10,550           8,952           1,598         17.9%

Operating expenses:
  Compensation and benefits                          5,626           5,139             487          9.5%
  Other                                              3,426           2,555             871         34.1%
                                                 -----------------------------------------
  Total operating expenses                           9,052           7,694           1,358         17.7%

Operating profit:
  U.S. domestic package                              1,110             941             169         18.0%
  International package                                318             266              52         19.5%
  Supply chain and freight                              70              51              19         37.3%
                                                 -----------------------------------------
  Total operating profit                             1,498           1,258             240         19.1%

Other income (expense):
  Investment income                                     28              26               2          7.7%
  Interest expense                                     (37)            (38)              1         -2.6%
                                                 -----------------------------------------
  Total other income (expense)                          (9)            (12)              3        -25.0%

                                                 -----------------------------------------
Income before income taxes                           1,489           1,246             243         19.5%

Income taxes                                           536             356             180         50.6%

                                                 -----------------------------------------
Net income                                        $    953        $    890        $     63          7.1%
                                                 =========================================

Net income as a percentage of revenue                  9.0%            9.9%

Per share amounts
  Basic earnings per share                        $   0.86        $   0.79        $   0.07          8.9%
  Diluted earnings per share                      $   0.86        $   0.78        $   0.08         10.3%

Weighted average shares outstanding
  Basic                                              1,109           1,126
  Diluted                                            1,112           1,135

AS ADJUSTED INCOME DATA:
  Net income (1)                                  $    953        $    791        $    162         20.5%
  Basic earnings per share (1)                    $   0.86        $   0.70        $   0.16         22.9%
  Diluted earnings per share (1)                  $   0.86        $   0.70        $   0.16         22.9%

(1) In the third quarter of 2004, the Company recognized a $99 million credit to tax expense due to the resolution of various tax matters.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - THIRD QUARTER
                                  (UNAUDITED)



                                                THREE MONTHS ENDED
                                                   SEPTEMBER 30,             CHANGE
                                                ------------------------------------------
                                                  2005       2004         $            %
                                                ------------------------------------------
REVENUE (IN MILLIONS):
U.S. domestic package:
  Next day air                                  $ 1,605    $ 1,493    $   112         7.5%
  Deferred                                          758        739         19         2.6%
  Ground                                          4,670      4,349        321         7.4%
                                                -----------------------------
    Total U.S. domestic package                   7,033      6,581        452         6.9%
International package:
  Domestic                                          375        326         49        15.0%
  Export                                          1,408      1,229        179        14.6%
  Cargo                                             135        120         15        12.5%
                                                -----------------------------
    Total International package                   1,918      1,675        243        14.5%
Supply chain and freight:
   Freight services and logistics                 1,174        591        583        98.6%
   Overnite                                         314         --        314         N/A
   Other                                            111        105          6         5.7%
                                                -----------------------------
     Total Supply chain and freight               1,599        696        903       129.7%
                                                -----------------------------
Consolidated                                    $10,550    $ 8,952    $ 1,598        17.9%
                                                =============================

Memo: Gross revenue
   Freight services and logistics               $ 1,962    $ 1,278    $   684        53.5%

Consolidated volume (in millions)                   918        877         41         4.7%

Operating weekdays                                   64         64

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
  Next day air                                    1,227      1,157         70         6.1%
  Deferred                                          860        813         47         5.8%
  Ground                                         10,788     10,409        379         3.6%
                                                -----------------------------
    Total U.S. domestic package                  12,875     12,379        496         4.0%
International package:
  Domestic                                          876        794         82        10.3%
  Export                                            596        530         66        12.5%
                                                -----------------------------
    Total International package                   1,472      1,324        148        11.2%
                                                -----------------------------
Consolidated                                     14,347     13,703        644         4.7%
                                                =============================

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
  Next day air                                  $ 20.44    $ 20.16    $  0.28         1.4%
  Deferred                                        13.77      14.20      (0.43)       -3.0%
  Ground                                           6.76       6.53       0.23         3.5%
    Total U.S. domestic package                    8.54       8.31       0.23         2.8%
International package:
  Domestic                                         6.69       6.42       0.27         4.2%
  Export                                          36.91      36.23       0.68         1.9%
    Total International package                   18.93      18.35       0.58         3.2%
Consolidated                                    $  9.60    $  9.28    $  0.32         3.4%
                                                =============================


Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                     SELECTED FINANCIAL DATA - YEAR-TO-DATE
                                  (UNAUDITED)


                                                 NINE MONTHS ENDED
                                                    SEPTEMBER 30,                  CHANGE
                                               --------------------------------------------------
                                                  2005          2004            $            %
                                               --------------------------------------------------
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                         $ 20,786      $ 19,773      $  1,013         5.1%
  International package                            5,757         4,932           825        16.7%
  Supply chain and freight                         4,084         2,037         2,047       100.5%
                                               -------------------------------------
  Total revenue                                   30,627        26,742         3,885        14.5%

Operating expenses:
  Compensation and benefits                       16,462        15,386         1,076         7.0%
  Other                                            9,733         7,571         2,162        28.6%
                                               -------------------------------------
  Total operating expenses                        26,195        22,957         3,238        14.1%

Operating profit:
  U.S. domestic package                            3,256         2,841           415        14.6%
  International package                            1,063           824           239        29.0%
  Supply chain and freight                           113           120            (7)       -5.8%
                                               -------------------------------------
  Total operating profit                           4,432         3,785           647        17.1%

Other income (expense):
  Investment income                                   96            57            39        68.4%
  Interest expense                                  (120)         (112)           (8)        7.1%
                                               -------------------------------------
  Total other income (expense)                       (24)          (55)           31       -56.4%

                                               -------------------------------------
Income before income taxes                         4,408         3,730           678        18.2%

Income taxes                                       1,587         1,263           324        25.7%

                                               -------------------------------------
Net income                                      $  2,821      $  2,467      $    354        14.3%
                                               =====================================

Net income as a percentage of revenue                9.2%          9.2%

Per share amounts
  Basic earnings per share                      $   2.53      $   2.19      $   0.34        15.5%
  Diluted earnings per share                    $   2.52      $   2.17      $   0.35        16.1%

Weighted average shares outstanding
  Basic                                            1,116         1,128
  Diluted                                          1,120         1,137

AS ADJUSTED INCOME DATA:
  Net income (1)                                $  2,821      $  2,368      $    453        19.1%
  Basic earnings per share (1)                  $   2.53      $   2.10      $   0.43        20.5%
  Diluted earnings per share (1)                $   2.52      $   2.08      $   0.44        21.1%

(1) In the third quarter of 2004, the Company recognized a $99 million credit to tax expense due to the resolution of various tax matters.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                     SELECTED OPERATING DATA - YEAR-TO-DATE
                                  (UNAUDITED)



                                                 NINE MONTHS ENDED
                                                    SEPTEMBER 30,            CHANGE
                                                ------------------------------------------
                                                  2005       2004        $            %
                                                ------------------------------------------
REVENUE (IN MILLIONS):
U.S. domestic package:
  Next day air                                  $ 4,665    $ 4,476    $   189         4.2%
  Deferred                                        2,289      2,254         35         1.6%
  Ground                                         13,832     13,043        789         6.0%
                                                -----------------------------
    Total U.S. domestic package                  20,786     19,773      1,013         5.1%
International package:
  Domestic                                        1,114        980        134        13.7%
  Export                                          4,266      3,618        648        17.9%
  Cargo                                             377        334         43        12.9%
                                                -----------------------------
    Total International package                   5,757      4,932        825        16.7%
Supply chain and freight:
   Freight services and logistics                 3,432      1,722      1,710        99.3%
   Overnite                                         314         --        314         N/A
   Other                                            338        315         23         7.3%
                                                -----------------------------
     Total Supply chain and freight               4,084      2,037      2,047       100.5%
                                                -----------------------------
Consolidated                                    $30,627    $26,742    $ 3,885        14.5%
                                                =============================

Memo: Gross revenue
   Freight services and logistics               $ 5,730    $ 3,577    $ 2,153        60.2%

Consolidated volume (in millions)                 2,707      2,628         79         3.0%

Operating weekdays                                  192        192

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
  Next day air                                    1,188      1,169         19         1.6%
  Deferred                                          863        846         17         2.0%
  Ground                                         10,615     10,351        264         2.6%
                                                -----------------------------
    Total U.S. domestic package                  12,666     12,366        300         2.4%
International package:
  Domestic                                          841        796         45         5.7%
  Export                                            592        522         70        13.4%
                                                -----------------------------
    Total International package                   1,433      1,318        115         8.7%
                                                -----------------------------
Consolidated                                     14,099     13,684        415         3.0%
                                                =============================

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
  Next day air                                  $ 20.45    $ 19.94    $  0.51         2.6%
  Deferred                                        13.81      13.88      (0.07)       -0.5%
  Ground                                           6.79       6.56       0.23         3.5%
    Total U.S. domestic package                    8.55       8.33       0.22         2.6%
International package:
  Domestic                                         6.90       6.41       0.49         7.6%
  Export                                          37.53      36.10       1.43         4.0%
    Total International package                   19.55      18.17       1.38         7.6%
Consolidated                                    $  9.67    $  9.28    $  0.39         4.2%
                                                =============================


Certain prior year amounts have been reclassified to conform to the current year presentation.